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                                                                  Exhibit 10(l)



                      AMENDED AND RESTATED PLEDGE AGREEMENT

                  THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") dated as of July 29, 2002 by MASON N. CARTER ("Pledgor"), for the benefit of MERRIMAC INDUSTRIES, INC., a Delaware corporation ("Holder"),

                              W I T N E S S E T H :

                  WHEREAS, Pledgor owns 33,000 shares of common stock, par value $.01 per share, of Holder (the "Pledged

Shares"); and

                  WHEREAS, Pledgor is executing and delivering to Holder, and Holder is accepting, an amended and restated promissory note dated July 29, 2002 (the "Promissory Note") in the total principal amount of Four Hundred Thousand Dollars (US $400,000), bearing interest as set forth in the Promissory Note (such principal and interest being hereinafter referred to as the "Note Amount"), with interest and principal payments due and payable on the dates set forth in the Promissory Note (each, a "Due Date").

                  NOW, THEREFORE, in consideration of the premises, and in order to induce Holder to accept the Promissory Note, Pledgor does hereby agree as follows:

                 SECTION 1. Pledge. Pledgor hereby irrevocably and unconditionally pledges to Holder, and grants to Holder a security interest in, the following (the "Pledged Collateral"):

                 (i) the Pledged Shares and the certificates representing the Pledged Shares and all dividends from time to time received, receivable or otherwise distributed in respect of any or all of the Pledged Shares subject to Section 6(c); and

                 (ii) to the extent not covered above, all proceeds of any or all of the foregoing Pledged Collateral.

                  SECTION 2. Security for Obligations. This Agreement secures the obligations of Pledgor to pay to Holder the applicable portions of the Note Amount on or before each Due Date in accordance with the Promissory Note and all obligations of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "Obligations").

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                  SECTION 3. Delivery of Pledged Collateral. Pledgor shall take all necessary actions to ensure that all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Holder pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, notarized instruments of transfer or assignment in blank, all in form and substance satisfactory to Holder. Holder shall have the right, effective immediately upon failure by Pledgor to pay the applicable portion of the Note Amount on the respective Due Date, in its discretion and without notice to Pledgor, to transfer to or to register in the name of Holder or any of its nominees any or all of the Pledged Collateral. In addition, Holder shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. Representations and Warranties. Pledgor represents and warrants as follows:

                  (a) The pledge of the Pledged Collateral pursuant to this Agreement and delivery of certificates for the Pledged Shares creates a valid and perfected first priority security interest in the Pledged Collateral, securing the Obligations.

                  (b) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the exercise by Holder of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement. The execution, delivery and performance of this Agreement do not contravene any legal or contractual restriction binding on or affecting Pledgor or the Pledged Collateral.

                  (c) This Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting



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         rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

                  SECTION 5. Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Holder may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Holder to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  SECTION 6.  Voting Rights, Dividends, etc.
(a) Unless Pledgor has failed to pay the applicable portion of the Note Amount on or before the respective Due Date or has failed to perform any of the other
Obligations:

                 (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with this Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right if, in Holder's judgment, such action would have an adverse effect on the value of the Pledged Collateral or any part thereof or would be inconsistent with or violate any provisions of this Agreement; and, provided, further, that Pledgor shall give Holder at least two days' written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

                (ii) Holder shall exercise and deliver (or cause to be executed or delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above.

                  (b) Upon the failure of Pledgor to pay the applicable portion of the Note Amount on the respective Due Date or the failure of Pledgor to perform any of the other Obligations, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) shall become vested in Holder who shall thereupon have the sole right to exercise such voting and other consensual rights.



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                  (c) Pledgor shall not be entitled to receive and retain
dividends, distributions or any other payments in respect of the Pledged Collateral, all of which shall be and become part of the Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of Holder, shall be segregated from other funds of Pledgor and shall be forthwith paid over by Pledgor to Holder as Pledged Collateral in the same form as so received (with any necessary endorsement). Notwithstanding the foregoing, cash dividends in respect of the Pledged Shares shall be immediately paid by Pledgor to Holder and applied in accordance with the terms of the Promissory Note; provided, that the excess of any such cash dividends over the amount of interest then due under the Promissory Note shall be paid to Pledgor.

                  SECTION 7. Transfers and Other Liens. Without concurrently satisfying all the Obligations, Pledgor agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral except for the security interest under this Agreement.

                  SECTION 8. Holder Appointed Attorney-in-Fact. Pledgor hereby appoints Holder as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, and with full power of substitution, from time to time to take any action and to execute any instrument which Holder may deem necessary or advisable to give effect to this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, distribution or other payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

                  SECTION 9. Holder May Perform. If Pledgor fails to perform any agreement contained herein, Holder may itself perform, or cause performance of, such agreement and the expenses of Holder incurred in connection therewith shall be payable by Pledgor under Section 11.

                  Holder shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Holder has or is deemed to have knowledge of such matters, or (ii) taking any




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         necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

                  SECTION 10. Remedies upon Failure to Pay the Note Amount on a Due Date. If the applicable portion of the Note Amount has not been paid on or before the respective Due Date or if Pledgor shall have failed to perform any of the other Obligations:

                  (a) Holder may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect at that time, and Holder may also, without notice except as specified below, sell the Pledged Collateral at public or private sale, at any exchange, broker's board or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Holder may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Holder shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Holder may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Pledgor acknowledges that Holder may be unable to effect a public sale of some or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution and resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Holder shall be



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         under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the issuer would agree to do so.

                  (c) Any cash held by Holder as Pledged Collateral and all cash proceeds received by Holder in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Holder, be held by Holder as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Holder pursuant to Section 11) in whole or in part by Holder to the payment of the Note Amount. Any surplus of such cash or cash proceeds held by Holder and remaining after payment in full of the Note Amount shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

                  SECTION 11. Expenses. Pledgor shall indemnify and hold harmless Holder from and against all claims, damages, liabilities and expenses, and will upon demand pay to Holder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Holder may incur in connection with (i) the administration or enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Holder hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

                  SECTION 12. (a) Addresses for Notices. All notices and other communications provided for hereunder shall be made by either party in the following manner:

                  If to Holder as follows:

                  Merrimac Industries, Inc.
                  41 Fairfield Place
                  West Caldwell, New Jersey  07006-6287
                  Attention:  Chief Financial Officer

                  If to Pledgor as follows:

                  Mr. Mason N. Carter
                  c/o Merrimac Industries, Inc.
                  41 Fairfield Place
                  West Caldwell, New Jersey  07006-6287




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                  (b) Assignment. Pledgor shall not assign this Agreement or any of his obligations hereunder without the prior written consent of Holder.

                  SECTION 13. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Note Amount and any amounts required under Section 11, (ii) be binding upon Pledgor and his permitted assigns and (iii) inure, together with the rights and remedies of Holder hereunder, to the benefit of Holder and its successors, transferees and assigns.

                  SECTION 14. Security Interest Absolute. All rights of Holder and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Promissory Note or any other agreement or instrument relating thereto; or

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Note Amount; or any other amendment or waiver of or any consent to any departure from the Promissory Note or any other agreement or instrument relating thereto; or

                  (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Note Amount; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a surety, a guarantor or a third party pledgor.

                  SECTION 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey without giving effect to any conflicts of laws provisions of such State.




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                  SECTION 16. Waiver. No failure or delay on the part of Holder in exercising any right, power or privilege under this Agreement and no course of dealing between Pledgor and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

                  SECTION 17. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the date first above written.


                                                    /s/ Mason N. Carter
                                                   -----------------------------
                                                        Mason N. Carter






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